 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated August 12, 2015 (except for the effects of the conversion discussed in Note 13, as to which the date is November 5, 2015) relating to the consolidated financial statements of PLx Pharma Inc. as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

 GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
November 18, 2015